Exhibit 32.2
Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code
     I, Barbara A. Klein, the chief financial officer of CDW Corporation (“CDW”), certify that (i) the Quarterly Report of Form 10-Q for the three months ended March 31, 2007 (the “10-Q”) of CDW fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the 10-Q fairly presents, in all material respects, the financial condition and results of operations of CDW.

/s/ Barbara A. Klein
Barbara A. Klein
Senior Vice President and Chief Financial Officer CDW Corporation May 10, 2007